UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

1st Pacific Bancorp

(Exact Name of Registrant as Specified in Its Charter)

California	20-5738252
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer
Identification No.)

4275 Executive Square, Suite 650, La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

(if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which
To Be So Registered	Each Class is to be Registered
NONE

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

See information under the headings “Comparison of 1st Pacific Bank of California’s and 1st Pacific Bancorp’s Stock: Analysis of Corporate Structures;” “Authorized and Outstanding Stock;” “Dividend Rights;” “Liquidation Rights;” and “Preemptive Rights” on pages 9 through 11 of the Registrant’s Registration Statement No. 333-138588 on Form S-4EF filed with the Commission on November 9, 2006, which information is incorporated here by reference.

Item 2.  Exhibits.

Exhibit 1	Specimen Copy of Common Stock Certificate

See Exhibit 4 to the Registrant’s Registration Statement No. 333-138588 on Form S-4EF filed with the Commission on November 9, 2006, which exhibit is incorporated by reference.

Exhibit 2	Reorganization Agreement

See Exhibit A to the Registrant’s Registration Statement No. 333-138588 on Form S-4EF filed with the Commission on November 9, 2006, which exhibit is incorporated by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

1st Pacific Bancorp

January 31, 2007	By:	/s/ James Burgess
James H. Burgess
Executive Vice President
Chief Financial Officer
Principal Accounting Officer